Exhibit 10.5

PERFORMANCE AGREEMENT

THIS PERFORMANCE AGREEMENT, dated as of October 22, 2007, (this “Agreement”), is made by and between IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company” or “Buyer”) and LINC Media, Inc., a corporation organized and existing under the laws of Japan (the “Seller”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in that certain Asset Purchase Agreement by and between Buyer and Seller dated as of the date hereof (the “Purchase Agreement”).

WITNESSETH

WHEREAS, pursuant to the terms of the Purchase Agreement, Seller agrees to issue shares of the Seller’s common stock upon the Outsourcing Business’ attainment of certain objectives; and

WHEREAS, this Agreement is being delivered pursuant to Section 1.6 of the Purchase Agreement to set forth the understanding of the Parties with respect to the payment of a fee contingent to and earned separately from the Purchase Price.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the payment of the Purchase Price from Buyer to Seller, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Performance Shares.

(a)       Performance Amount. After the Closing Date, Seller shall earn 5,394,736 shares of the Company’s common stock, par value US$.001 per share (the “IAO Common Stock”) upon the successful evaluation of performance:

(b)       The performance metrics shall be:

i.          Continued contribution by Terrie Lloyd to the Outsourcing Business until April 1st, 2008.

ii.         Successful transfer by April 1st, 2008 of 90% of Customer Contracts (as defined in the Purchase Agreement) by value, and all employee contracts to Buyer.

iii.        The evaluation, to be conducted by both Parties, shall occur no earlier than April 15th, 2008, and no later than May 15th, 2008.

(c)       Price Adjustment. Providing the IAO Common Stock are earned, in full or part, upon successful evaluation of the performance, then in the event the Company’s common stock during the six months following the Closing is sold for 10% less than $0.38 on the American Stock Exchange

(“AMEX”), the Company shall pay to Seller the difference in cash. For example, if the Company’s common stock is sold for $0.33 on AMEX than the Company shall pay to Seller $269,737 (5,394,736 shares x $0.38-$0.33).

2.	Representation and Warranties of Seller.

Seller represents and warrants to the Company as follows:

(a)       Organization, Execution and Delivery; Valid and Binding Agreements. Seller has duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement of the Company, this Agreement constitutes the valid and binding obligations of Seller, enforceable against each such party, in accordance with its terms.

(b)       Authority; No Breach or Conflicts. Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Seller of this Agreement and the agreements provided for herein, and the consummation by Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, directly or indirectly contravene, conflict or result in a violation of any provision of Seller’s organizational or formation documents.

(c)       Investment. Seller is acquiring the IAO Common Stock for his own account and beneficial interest for investment and not for sale or with a view to, or for resale in connection with, the distribution thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the IAO Common Stock and does not presently have any reason to anticipate a change in such intention.

(d)       Accredited Investors. Seller is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”).

(e)       Information. Seller has received all information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the IAO Common Stock, including, but not limited to, information meeting the requirements of Rule 502(b) of Regulation D under the Securities Act. Seller has had an opportunity to ask questions and receive answers from the Company regarding the terms of the IAO Common Stock and to obtain any additional information necessary to verify the accuracy of the information given to it.

(f)        Experience. Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of an investment in the IAO Common Stock and is able to bear the economic risk of such investment.

(g)       Restricted Securities. Seller understands that the IAO Common Stock are characterized as “restricted securities” under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Seller represents that he is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Seller also understands that the certificates evidencing the IAO Common Stock will bear the legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO IA GLOBAL, INC. (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

(h)       Foreign Investors. Seller is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Seller hereby represents that it has satisfied himself as to the full observance of the laws of his jurisdiction in connection with any invitation to subscribe for or purchase the IAO Common Stock or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the IAO Common Stock, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the IAO Common Stock. Seller’s beneficial ownership of the IAO Common Stock will not violate any applicable securities or other laws of Seller’s jurisdiction.

3.	Representations and Warranties of the Company.

The Company hereby represents and warrants to Seller as follows:

(a)       Organization, Execution and Delivery; Valid and Binding Agreements. The Company is an organization that is validly existing and in good standing under the laws of the State of Delaware. The Company has duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement of Seller, this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

(b)       Authority; No Breach or Conflicts. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including all right, power, capacity and authority to issue and sell the IAO Common Stock, subject to applicable federal and state securities law restrictions). The execution, delivery and performance by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, directly or indirectly contravene, conflict or result in a violation of any provision of the Company’s organizational documents. The IAO Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable free of any liens or encumbrances other than any liens or encumbrances created by Seller; provided, however, that the IAO Common Stock may be subject to restrictions on transfer under state or US federal securities laws. The issuance of the IAO Common Stock is not subject to any preemptive rights or rights of first refusal.

4.            Continuing Covenants. From and after the execution and delivery of this Agreement, the parties agree as follows:

(a)       AMEX Listing. The Company shall have the IAO Common Stock if issued to Seller under this Agreement, authorized and approved by AMEX for listing on AMEX. The Company shall file an AMEX Additional Listing Application within five days of the Acceptance Date.

(b)       Certificates. Within five (5) days of approval by AMEX, the Company shall deliver to Seller a certificate or certificates, registered in Seller’s name, representing the IAO Common Stock, which includes a restrictive legend, as set forth in Section 2(g).

(c)       Registration Statement. The Company agrees it shall, within sixty days following approval of listing of the IAO Common Stock by AMEX, prepare and file with the SEC, at the Company’s expense, a registration statement, to the extent the Company is eligible to file on Form S-3, for the re-sale of the IAO Common Stock (the “S-3 Registration Statement”) under the Securities Act by Seller. The Company will use its best efforts to cause such S-3 Registration Statement to become effective.

(d)       Notice of Developments. Each party will give prompt written notice to the other party of any material adverse development causing a breach or likely breach of any of its covenants in this Agreement.

5.	Miscellaneous.

(a)       Waiver and Amendment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

(b)       Assignability. Neither party may assign or transfer this Agreement or its rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

(c)       Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail (return receipt requested and postage prepaid), transmitted by telecopy, or delivered by hand, by messenger or by a recognized overnight delivery service, to the addresses as set forth in the Purchase Agreement, or to such other address as such party may have from time to time furnished to the other party in writing: Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if sent by registered or certified mail, the earlier of receipt and five (5) business days after dispatch, (ii) if transmitted by telecopy, on the business day of confirmed receipt by the addressee thereof, and (iii) if delivered in person or by overnight courier, on the business day delivered.

(d)       Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but all such counterparts shall together constitute but one and the same instrument.

(e)       Headings; Construction. The headings of the several sections, divisions or subsections of this Agreement shall not be construed to constitute any part or to affect the meaning of any such sections, divisions or subsections. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption of burden of proof shall arise favoring or not favoring any party by virtue of the authorship of any of the provisions of this Agreement.

(f)        Severability. If any provision of this Agreement or portion of any provision, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to other persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(g)       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Newark, Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Newark, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(h)       Arbitration. The parties shall use their best efforts to settle all disputes between them arising out of or relating to this Agreement by engaging in good faith discussions at the written request of either party. In the event that any such dispute cannot be resolved by good faith discussions within a period of sixty (60) days after such notice has been given, such dispute shall be subject to non binding arbitration in Tokyo, Japan, before a single arbitrator fluent in the English language in accordance with the rules then in effect of the Japan Commercial Arbitration Association. The prevailing party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses, including attorneys’ fees, expert fees, court costs and the like incurred in connection therewith. Notwithstanding the foregoing, either party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief and/or decree for specific performance should attempts at arbitration prove unsuccessful.

(i)        Compliance Required. The obligations of each of the parties arising pursuant to this Agreement shall be expressly conditioned upon the full compliance by the other party hereto with the terms set forth herein and in the ancillary agreements referenced herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Performance Agreement under seal as of the date first above written.

THE COMPANY:

IA Global, Inc.

By: /s/ Derek Schneideman

Name: Derek Schneideman

Title: Chief Executive Officer

SELLER:

LINC Media, Inc.

By: /s/ Terrie Lloyd

Name: Terrie Lloyd

Title: President